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                                                                   Exhibit 10.29
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[LOGO OF GREYROCK CAPITAL APPEARS HERE]

                        STREAMLINED FACILITY AGREEMENT

                               October 28, 1999


Prime Response, Inc.
150 Cambridge Park Drive
Cambridge, Massachusetts  02140

Gentlemen:

          This Streamlined Facility Agreement (this "Agreement") is entered into between GREYROCK CAPITAL, a Division of Banc of America Commercial Finance Corporation ("GC"), and Prime Response, Inc. ("Borrower"), in connection with the Loan and Security between GC and Borrower dated October 28, 1999 (the "Loan Agreement"). (This Agreement, the Loan Agreement, and all other written documents and agreements between GC and Borrower are referred to herein collectively as the "Loan Documents". Capitalized terms used but not defined in this Agreement, shall have the meanings set forth in the Loan Agreement.)

          This will confirm our agreement that the following provisions (the "Streamlined Provisions") shall apply, effective on the date hereof, until terminated as provided below:

          1. Daily reporting of transactions and daily schedules and assignments of Receivables and schedules of collections, called for by Section 4.3 of the Loan Agreement, will not be required. Instead, Borrower will provide GC with a monthly Borrowing Base Certificate, in such form as GC shall from time to time specify, within 10 days after the end of each month. In the event, as of the end of any month, the total of all Loans and all other Obligations exceeds the Credit Limit, Borrower shall immediately pay the amount of the excess to GC.

          2. Delivery of the proceeds of Receivables and other Collateral within one Business Day after receipt, as called for by Sections 4.4 and 5.4 of the Loan Agreement, will not be required.

          Upon notice to Borrower, the Streamlined Provisions shall terminate if any Default or Event of Default occurs and is continuing.

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          Upon any termination of the Streamlined Provisions, Borrower shall, then and thereafter, provide GC with the daily reporting of transactions and daily schedules and assignments of Receivables and schedules of collections, as called for by Section 4.3 of the Loan Agreement, and Borrower shall deliver all proceeds of Receivables and other Collateral to GC, within one Business Day after receipt, as called for by Sections 4.4 and 5.4 of the Loan Agreement.

          Please confirm your agreement to the foregoing by signing the enclosed copy of this Agreement and returning it to us.

                                           Sincerely yours,

                                           GREYROCK CAPITAL,
                                           a Division of Banc of America
                                           Commercial Corporation



                                           By /s/ Lisa Nagano
                                              --------------------------
                                           Title: Senior Vice President
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Accepted and agreed:

Prime Response, Inc.

By   /s/ Jamie Gunn
    ---------------------------
    President or Vice President

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